Exhibit 99.1

NEWS RELEASE

CONTACT:
CONMED Corporation
Robert Shallish
Chief Financial Officer
315-624-3206

FD
Investors: Brian Ritchie/Theresa Kelleher
212-850-5600

FOR RELEASE:   7:00 AM (Eastern)   April 23, 2009

CONMED Corporation Announces First Quarter 2009 Financial Results
-     Conference Call to be Held at 10:00 a.m. ET Today -

Utica, New York, April 23, 2009 ----- CONMED Corporation (Nasdaq: CNMD) today announced financial results for the first quarter of 2009.

Sales for the first quarter ended March 31, 2009 were $164.1 million compared to $190.8 million in the same quarter of 2008.  GAAP diluted earnings per share were $0.15 compared to $0.35 in the first quarter of 2008.  Non-GAAP diluted earnings per share equaled $0.19 compared to non-GAAP diluted earnings per share of $0.40 in the 2008 first quarter. As discussed below under “Use of Non-GAAP Financial Measures,” the Company presents various non-GAAP financial measures in this release.  Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.  Please refer to the attached reconciliation between GAAP and non-GAAP financial measures.

“The Company’s first quarter financial results were affected by adverse foreign currency exchange rates and reduced capital equipment sales as a result of reduced capital spending and cash conservation by hospitals.  Single-use device sales, which represent approximately 75 percent of our business, were relatively consistent with last year’s revenues in constant currency, leading us to conclude that surgical procedure volumes while not growing as expected, have remained stable even in the face of economic volatility.  Although the extent of the hospital capital spending reduction in the first quarter was more extensive than we had previously forecasted, CONMED remains confident in the long-term prospects of our capital equipment business because these are product purchases that cannot be deferred for too long a period of time.  Surgical video systems, powered instrument handpieces and electrosurgical generators are susceptible to wear and tear and they must be replaced in due course for the efficient conduct of surgery,” commented Mr. Joseph J. Corasanti, President and Chief Executive Officer.

In response to the current economic environment, the Company has delayed hiring for certain open positions, reduced production where there is sufficient finished goods on hand, frozen the defined benefit pension plan for U.S. employees, and continued with the previously announced manufacturing restructuring.  However, importantly, CONMED continues to adhere to and execute on its previously established R&D and sales and marketing plans, as the Company believes appropriate investments in these areas are critical in ensuring CONMED’s long-term success.

International sales in the first quarter of 2009 were $72.9 million representing 44.4% of total sales.  Unfavorable first quarter currency exchange rates caused sales to be reduced by $13.0 million compared to exchange rates in the first quarter of 2008.

CONMED News Release Continued	Page 2 of 8	April 23, 2009

Following is a summary of the Company’s sales by product line for the three months ended March 31, 2009 (in millions):

	Three Months Ended March 31,

	2008	2009	Growth	Constant Currency Growth
	(in millions)
Arthroscopy
Single-use	$50.6	$46.2	-8.7%	0.2%
Capital	25.2	17.7	-29.8%	-23.9%
	75.8	63.9	-15.7%	-7.8%

Powered Surgical Instruments
Single-use	20.5	18.1	-11.7%	-0.2%
Capital	19.7	14.7	-25.4%	-17.2%
	40.2	32.8	-18.4%	-8.6%

Electrosurgery
Single-use	18.7	17.0	-9.1%	-6.6%
Capital	8.0	5.4	-32.5%	-26.1%
	26.7	22.4	-16.1%	-12.5%

Endoscopic Technologies
Single-use	12.5	12.0	-4.0%	2.4%

Endosurgery
Single-use and reposable	15.2	14.5	-4.6%	1.5%
Patient Care
Single-use	20.4	18.5	-9.3%	-7.7%

Total
Single-use and reposable	137.9	126.3	-8.4%	-1.6%
Capital	52.9	37.8	-28.5%	-21.7%
	$190.8	$164.1	-14.0%	-7.2%

Outlook

Mr. Corasanti added, “We are confident that our surgical devices and systems meet the real needs of our customers and that growth in the Company’s capital product sales will return.  Based on numerous discussions with current and prospective customers we believe that the second half of 2009 should show improvement over the first half of 2009 and that 2010’s financial performance should be significantly better than that of 2009 due to the expected stabilization of the economy, introduction of new products, and the positive effects of the manufacturing restructuring plan.  Therefore, as the economy stabilizes, we believe we will be well-positioned to leverage the Company’s strengths for the benefit of our customers and shareholders.”

For the second quarter of 2009, the Company forecasts revenues of $162 - $167 million and non-GAAP diluted earnings per share of $0.14- $0.19.  Based on the results of the first quarter and forecast for the remainder of 2009, the Company has revised its 2009 total year forecast such that revenues are estimated to be $680 - $690 million and non-GAAP diluted earnings per share of $0.92 - $1.02.  The non-GAAP estimates exclude the additional non-cash interest expense required by FSP APB 14, the net pension gain from the first quarter of 2009,

CONMED News Release Continued	Page 3 of 8	April 23, 2009

and all of the manufacturing restructuring costs expected to be incurred in 2009 that are presently not determinable.

Convertible bond repurchase

During the first quarter of 2009, the Company repurchased and retired $9.9 million face value of its 2.5% Convertible Notes at a discount of approximately 21%.  The repurchase was substantially funded by CONMED’s own cash resources.  The transaction resulted in a pre-tax gain to the financial statements of approximately $1.1 million, which is included in the GAAP earnings per share set forth above, and excluded from the non-GAAP amount.

U.S. pension plan

In March 2009, the Company gave notice that it would freeze the benefits of its defined benefit pension plan for United States employees.  As has been widely reported, such plans have become increasingly difficult for companies to maintain because of the volatility in asset performance and required changes in the actuarial determination of plan liabilities.  The Company’s first quarter 2009 financial statements include a non-cash net pre-tax gain of $1.9 million comprised of a $4.4 million pension curtailment benefit offset by a $2.5 million first quarter pension charge.  This net non-cash pre-tax gain is included in the GAAP earnings per share set forth above, and is excluded from the non-GAAP amount.  As a result of the pension freeze, the Company expects pension expense to decrease to approximately $0.3 million per quarter for the remainder of 2009.

The Company has recorded additional pretax expense of approximately $1.0 million in the first quarter 2009 related to an additional employer 401k contribution which is intended to offset the impact on employees of the pension freeze.  The Company expects the full year 2009 cost of the additional employer 401k contribution to approximate $4.0 million.

Manufacturing restructuring

As previously disclosed, the Company continues with its plan for restructuring certain of its manufacturing operations by consolidating locations in New York and moving certain production lines to its new manufacturing site in Mexico.  During the first quarter of 2009, expenses totaling approximately $3.5 million were recorded in association with the restructuring and are included in the GAAP earnings per share set forth above, and excluded from the non-GAAP amount.

Convertible note interest expense

As disclosed in the past, and in accordance with FSP APB 14-1 issued by the Financial Accounting Standards Board, beginning in 2009 the Company is required to record non-cash interest expense related to its convertible notes to bring the effective interest rate to a level approximating that of a non-convertible note of similar size and tenor.  In the first quarter of 2009, the Company recorded an additional non-cash pre-tax interest charge of $1.0 million.  The pronouncement also requires that a similar adjustment be made in previously issued financial statements to facilitate comparative analysis.  Accordingly, the first quarter 2008 financial statements have been restated and include additional interest expense of $1.2 million. These charges are included in the GAAP earnings per share set forth above, and excluded from the non-GAAP amounts.

Use of Non-GAAP Financial Measures

Management has disclosed financial measurements in this press announcement that present financial information that is not in accordance with Generally Accepted Accounting Principles (“GAAP”).  These measurements are not a substitute for GAAP measurements, although Company management uses these measurements as aids in monitoring the Company’s on-going financial performance from quarter-to-quarter and year-to-year on a regular basis, and for benchmarking against other medical technology companies.  Non-GAAP net income and non-GAAP earnings per share measure the income of the Company excluding unusual credits or charges that are considered by management to be outside of the normal on-going operations of the Company.  Management uses and presents non-GAAP net income and non-GAAP earnings per share because management believes that in order to properly understand the Company’s short and long-term financial trends, the impact of unusual items should be eliminated from on-going operating activities.  These adjustments for unusual items are derived from facts and circumstances that vary in frequency and impact on the Company’s results of operations.  Management uses non-GAAP net income and non-GAAP earnings per share to forecast and evaluate the operational performance of the

CONMED News Release Continued	Page 4 of 8	April 23, 2009

Company as well as to compare results of current periods to prior periods on a consistent basis.  Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.  Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

Conference call

The Company will webcast its first quarter 2009 conference call live over the Internet at 10:00 a.m. Eastern Time on Thursday, April 23, 2009.   This webcast can be accessed from CONMED’s web site at www.conmed.com.  Replays of the call will be made available through April 30, 2009.

CONMED Profile

CONMED is a medical technology company with an emphasis on surgical devices and equipment for minimally invasive procedures and patient monitoring.  The Company’s products serve the clinical areas of arthroscopy, powered surgical instruments, electrosurgery, cardiac monitoring disposables, endosurgery and endoscopic technologies.  They are used by surgeons and physicians in a variety of specialties including orthopedics, general surgery, gynecology, neurosurgery and gastroenterology.  Headquartered in Utica, New York, the Company’s 3,200 employees distribute its products worldwide from several manufacturing locations.

Forward Looking Information

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties.  The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis.  The forward-looking statements in this press release involve risks and uncertainties which could cause actual results, performance or trends, to differ materially from those expressed in the forward-looking statements herein or in previous disclosures.  The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct.  In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above, to prove to be correct; (ii) the risks relating to forward-looking statements discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008; (iii) cyclical purchasing patterns from customers, end-users and dealers;  (iv) timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the possibility that any new acquisition or other transaction may require the Company to reconsider its financial assumptions and goals/targets; and/or (vii) the Company’s ability to devise and execute strategies to respond to market conditions.

CONMED News Release Continued	Page 5 of 8	April 23, 2009

CONMED CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
Three Months Ended March 31, 2008 and 2009
(In thousands except per share amounts)
(unaudited)

	2008	2009

Net sales	$190,773	$164,062

Cost of sales	91,998	84,784
Cost of sales, other - Note A	1,011	2,926

Gross profit	97,764	76,352

Selling and administrative	68,646	61,853
Research and development	8,078	8,489
Other expense (income) – Note B	-	(1,336)
	76,724	69,006

Income from operations	21,040	7,346

Gain on early extinguishment of debt	-	1,083

FSP APB 14-1 non-cash interest expense	1,202	1,045

Interest expense	3,174	1,488

Income before income taxes	16,664	5,896

Provision for income taxes	6,412	1,411

Net income	$10,252	$4,485

Per share data:
Net income
Basic	$.36	$.15
Diluted	.35	.15

Weighted average common shares
Basic	28,625	29,030
Diluted	29,006	29,061

Note A – Included in cost of sales, other in the three months ended March 31, 2008 is a $1.0 million purchase accounting fair value adjustment for inventory acquired in connection with the purchase of our Italian distributor.  Included in cost of sales, other in the three months ended March 31, 2009, are $2.9 million in costs related to the startup of a new manufacturing facility in Chihuahua, Mexico and the consolidation of two of the Company’s three Utica, New York area manufacturing facilities.

Note B – Included in other expense (income) in the three months ended March 31, 2009 is a non-cash net pre-tax pension gain of $1.9 million and $0.6 million in costs related to the consolidation of the Company’s distribution activities.

CONMED News Release Continued	Page 6 of 8	April 23, 2009

CONMED CORPORATION
CONSOLIDATED CONDENSED  BALANCE SHEETS
(in thousands)
(unaudited)
ASSETS

	December 31,	March 31,
	2008	2009
Current assets:
Cash and cash equivalents	$11,811	$12,178
Accounts receivable, net	96,515	90,529
Inventories	159,976	159,837
Deferred income taxes	14,742	14,375
Other current assets	11,218	11,621
Total current assets	294,262	288,540

Property, plant and equipment, net	143,737	147,297
Goodwill	290,245	290,473
Other intangible assets, net	195,939	194,575
Other assets	7,478	6,925
Total assets	$931,661	$927,810

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$3,185	$3,185
Other current liabilities	71,729	61,858
Total current liabilities	74,914	65,043

Long-term debt	182,739	186,787
Deferred income taxes	88,468	97,871
Other long-term liabilities	45,325	23,479
Total liabilities	391,446	373,180

Shareholders' equity:
Capital accounts	256,874	257,884
Retained earnings	314,373	318,825
Accumulated other comprehensive income (loss)	(31,032)	(22,079)
Total equity	540,215	554,630

Total liabilities and shareholders' equity	$931,661	$927,810

CONMED News Release Continued	Page 7 of 8	April 23, 2009

CONMED CORPORATION
CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS
(in thousands)
(unaudited)

	Three months ended
	March 31,
	2008	2009
Cash flows from operating activities:
Net income	$10,252	$4,485
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,829	8,406
FSP APB 14-1 non-cash interest expense	1,202	1,045
Stock-based compensation	942	974
Deferred income taxes	5,335	2,535
Gain on early extinguishment of debt	-	(1,083)
Pension gain, net	-	(1,882)
Sale of accounts receivable to (collections for) purchaser	3,000	(2,000)
Increase (decrease) in cash flows from changes in assets and liabilities:
Accounts receivable	(3,482)	5,472
Inventories	1,326	(3,391)
Accounts payable	164	(4,643)
Income taxes receivable (payable)	1,841	(2,141)
Accrued compensation and benefits	(1,573)	41
Other assets	(1,719)	(133)
Other liabilities	(4,363)	(969)
Net cash provided by operating activities	20,754	6,716

Cash flow from investing activities:
Purchases of property, plant and equipment	(5,975)	(7,441)
Payments related to business acquisitions	(14,758)	(112)
Net cash used in investing activities	(20,733)	(7,553)

Cash flow from financing activities:
Payments on debt	(125)	(7,913)
Proceeds of debt	-	12,000
Net proceeds from common stock issued under employee plans	221	110
Net change in cash overdrafts	-	(3,164)
Net cash provided by financing activities	96	1,033

Effect of exchange rate change on cash and cash equivalents	1,596	171

Net increase in cash and cash equivalents	1,713	367

Cash and cash equivalents at beginning of period	11,695	11,811

Cash and cash equivalents at end of period	$13,408	$12,178

CONMED News Release Continued	Page 8 of 8	April 23, 2009

CONMED CORPORATION
RECONCILIATION OF REPORTED NET INCOME TO NON-GAAP NET INCOME
BEFORE UNUSUAL ITEMS AND FSP APB 14-1
Three Months Ended March 31, 2008 and 2009
(In thousands except per share amounts)
(unaudited)

	2008	2009

Reported net income	$10,252	$4,485

New plant / facility consolidation costs included in cost of sales	-	2,926

Fair value inventory purchase accounting adjustment included in cost of sales	1,011	-

Pension gain, net	-	(1,882)

Facility consolidation costs included in other expense (income)	-	546

Total other expense (income)	-	(1,336)

Gain on early extinguishment of debt	-	(1,083)

FSP APB 14-1 non-cash interest expense	1,202	1,045

Unusual expense (income) before income taxes	2,213	1,552

Provision (benefit) for income taxes on unusual expenses	(808)	(569)

Net income before unusual items	$11,657	$5,468

Per share data:

Reported net income
Basic	$0.36	$0.15
Diluted	0.35	0.15

Net income before unusual items
Basic	$0.41	$0.19
Diluted	0.40	0.19

Management has provided the above reconciliation of net income before unusual items as an additional measure that investors can use to compare operating performance between reporting periods.  Management believes this reconciliation provides a useful presentation of operating performance as discussed in the section “Use of Non-GAAP Financial Measures” above.  We have included FSP APB 14-1 non-cash interest expense in our analysis in order to facilitate comparison with the non-GAAP earnings guidance provided in the “Outlook” section of this and previous releases which exclude such expense.